Exhibit 99.2

News Release

Contact: Mike Majors	•	3700 S. Stonebridge Drive	•	NYSE Symbol: TMK
972-569-3627		McKinney, Texas 75070

Torchmark Corporation Announces Executive Leadership Changes

Gary L. Coleman and Larry M. Hutchison Appointed Co-Chief Executive Officers, Effective June 1, 2012

Mark S. McAndrew to Remain Chairman of the Board

Frank M. Svoboda Named Chief Financial Officer; Robert Brian Mitchell Named General Counsel, Effective June 1, 2012

Company to Discuss Executive Leadership Changes During

First Quarter 2012 Earnings Call Scheduled for April 25, 2012 at 11:00 AM ET

MCKINNEY, Texas, April 24, 2012 – Torchmark Corporation (NYSE: TMK) today announced changes to the Company’s executive leadership team. Effective June 1, 2012, Chairman and Chief Executive Officer Mark S. McAndrew, with 32 years of service to Torchmark, will step down as Chief Executive Officer. Mr. McAndrew will continue to serve in an executive capacity as Chairman of the Board of Directors.

The Torchmark Board of Directors has unanimously appointed Gary L. Coleman, currently Torchmark’s Executive Vice President and Chief Financial Officer, and Larry M. Hutchison, currently Torchmark’s Executive Vice President and General Counsel, as co-Chief Executive Officers, effective June 1, 2012.

Gary Coleman and Larry Hutchison have served Torchmark for 31 years and 26 years, respectively, and have complementary skill sets. The Torchmark Board, after consideration and thorough review, determined that the appointment of co-CEOs is the best strategic leadership choice for the company. In appointing co-CEOs, the Board considered that both Gary and Larry have worked very closely together for many years. They have worked extensively with each of the insurance subsidiaries in a variety of capacities and have been involved in numerous executive decisions in recent years.

Mr. McAndrew said, “For the past 32 years, I have had the privilege of serving Torchmark, and I am extremely proud of the many accomplishments achieved at this great company. It has been my desire to retire when I reach the age of 60, and in preparation for my eventual retirement, the Board identified Gary and Larry as candidates for the CEO position. There are no better individuals than Gary and Larry to lead this company in its next phase of growth and development, and we expect that under a co-CEO structure, the Company will continue to succeed and build on the important progress we have made. The Board and I are confident that Gary’s and Larry’s expertise across all aspects of the Company, combined with their commitment to executing the Company’s strategies, will ensure Torchmark’s continued growth and shareholder value creation.”

Charles E. Adair, lead independent director, said, “On behalf of the Torchmark Board of Directors, I thank Mark for his dedicated service and commitment to the Company as

Chief Executive Officer since 2005. As CEO, Mark provided strong leadership through a very difficult time. Under his direction Torchmark weathered the recent world financial crisis and emerged as an even stronger company than prior to the recession. Mark has taken steps to further improve results in each of our major distribution channels and has Torchmark well positioned for future growth. We are very pleased that he will remain involved in executive decision making to assist with a seamless transition of leadership to Gary and Larry.”

Mr. McAndrew continued, “Torchmark is only as strong as its people, and I am grateful to have been surrounded and supported by so many talented employees and agents and am deeply appreciative of their hard work and dedication. I am committed to facilitating a smooth transition, and look forward to continuing to work closely with the Board, Gary and Larry and the rest of Torchmark’s management team, employees and agents.”

Messrs. Coleman and Hutchison said, “We are honored to have been chosen to lead Torchmark following Mark’s retirement. We look forward to partnering together to build upon the solid foundation established by Mark and his predecessors and are committed to enhancing value for all of Torchmark’s key stakeholders.”

Torchmark also announced today that Frank M. Svoboda, currently Torchmark’s Vice President and Director of Tax, has been appointed Executive Vice President and Chief Financial Officer, and Robert Brian Mitchell, currently Senior Vice President and General Counsel of each of Torchmark’s insurance subsidiaries, has been appointed Executive Vice President and General Counsel, effective June 1, 2012.

Messrs. Coleman and Hutchison added, “With the promotions of Frank and Brian to CFO and General Counsel, respectively, we will have in place a deeply experienced management team that has worked effectively together for many years. Frank has been with Torchmark for nearly nine years. His heavy financial background, including 19 years of public accounting experience – serving the last four years as a regional practice partner – and his extensive experience with mergers and acquisitions will benefit our company and our shareholders. Similarly, Brian has served Torchmark for more than 20 years, and has become a trusted counselor to the Company through his breadth of knowledge on the increasingly complex legal and regulatory issues of the insurance industry. We look forward to working closely with Brian and Frank in their new roles.”

The Company will discuss these executive leadership changes on its First Quarter 2012 conference call scheduled for tomorrow, April 25, 2012 at 11:00 am ET. Listen to the conference call live over the internet or as a replay at www.torchmarkcorp.com on the Investor Relations page under “Conference Calls” or by dialing (785) 830-7990 and referencing the Pass Code: Torchmark.

About Gary L. Coleman

Mr. Coleman, 59, has been Torchmark’s Chief Financial Officer since 1999. He joined Torchmark in 1981 (one year after its formation). Prior to that, he was with KPMG for seven years serving primarily insurance audit clients. He holds a B.B.A. from the University of Texas.

About Larry M. Hutchison

Mr. Hutchison, 58, has been Torchmark’s General Counsel since 1999. He joined Torchmark in 1986. Prior to that, he served as a staff attorney for two different insurance companies. He holds a B.A. from the University of Iowa and a J.D. from Drake University.

About Robert Brian Mitchell

Mr. Mitchell, 48, has worked in Torchmark’s Legal Department since joining the Company in 1989. He holds a B.S. from Oklahoma City University and a J.D. from the University of Oklahoma.

About Frank M. Svoboda

Mr. Svoboda, 51, has been Torchmark’s Director of Tax for nearly nine years. Prior to joining Torchmark, he spent 19 years with KPMG, including 4 years as a regional practice partner. He holds a B.S. from Nebraska Wesleyan University.

About Torchmark

Torchmark Corporation is a holding company specializing in life and supplemental health insurance for “middle income” Americans marketed through multiple distribution channels including direct response, and exclusive and independent agencies. Torchmark has several nationally recognized insurance subsidiaries. Globe Life And Accident is a direct-response provider of life insurance known for its administrative efficiencies. American Income Life provides individual life insurance to labor union members. Liberty National Life, one of the oldest traditional life insurers in the Southeast, is the largest life insurer in its home state of Alabama. United American is a consumer-oriented provider of supplemental life and health insurance.

Caution Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to Torchmark’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2011 on file with the Securities and Exchange Commission and on the Company’s website at www.torchmarkcorp.com on the Investor Relations page. Torchmark specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

Source: Torchmark Corporation

Contact:

Mike Majors

Vice President, Investor Relations

(972) 569-3627

tmkir@torchmarkcorp.com